Exhibit 10.4


                             MEMORANDUM OF AGREEMENT



BETWEEN: 9066-4871 QUEBEC INC., a legal person, duly incorporated under the laws of Quebec, doing business under the name of Planet 411.com, having its head office at 440 Rene-Levesque Boulevard West, Suite 400, in the city and judicial district of Montreal, Province of Quebec, Canada, H2Z 1V7, herein acting and represented by Joseph Farag, Member of the Board of Directors, duly authorized for these purposes by virtue of a resolution of the Board of Directors dated as of March 27, 2000;

               (hereinafter the "Corporation")


AND: SERGE BUJOLD, domiciled and residing at 5510, Bertrand Street, Brossard, Qc, J4Z 3E1;

               (hereinafter "Bujold");


WHEREAS the Corporation operates an enterprise the principal activity of which is the provision of e-commerce solutions to businesses;

WHEREAS the Corporation wishes to retain the services of Bujold to perform the duties and functions of President and Chief-Executive Officer of the Corporation and of the public parent of the Corporate Group;

WHEREAS the Corporation and Bujold wish to enter into this Agreement setting forth the terms and conditions of the employment of Bujold and the benefits attached thereto;

NOW, THEREFORE, IN CONSIDERATION OF THE PROMISES AND MUTUAL COVENANTS HEREIN CONTAINED, THE PARTIES DECLARE AND AGREE AS FOLLOWS:

1.   PREAMBLE

     1.1  The preamble forms an integral part of the present Agreement.

2.   DEFINITIONS AND TERMINOLOGY

2.1 Amendment. No amendment hereto shall be binding unless expressly provided for in an instrument duly executed in writing by the parties hereto.

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     2.2  Definitions. For the purpose of this Agreement, or for the purposes of
          any  notice  or  communication  required  hereunder,   the  words  and
          expression set out in Schedule A shall have the respective meanings, except where the context dictates otherwise, set out therein.

     2.3 Entire Agreement. This Agreement together with any instruments to be delivered pursuant hereto constitutes the entire Agreement between the parties hereto pertaining to this subject matter hereof and supersedes all prior Agreements, understandings, negotiations, and discussions whether oral or written, in respect of such subject matter.

     2.4 Governing Laws. This Agreement shall be governed by, interpreted and construed in accordance with the laws of the Province of Quebec and all applicable laws of Canada.

     2.5  Headings.  The  headings of Sections  herein are  included  solely for
          convenience   of  reference  and  shall  not  affect  the  meaning  or
          interpretation of any of the provisions of this Agreement.

     2.6 Severability. Any article, section, subsection or other subdivision of this Agreement or any other provision of this Agreement which is deemed to be or becomes, illegal, invalid or unenforceable shall be severed herefrom and shall be ineffective to the extent of such illegality, invalidity or unenforceability and shall not affect or impair the remaining provisions hereof, which shall remain in full force and effect.

3.   DUTIES

     3.1  Subject  to the  articles,  by-laws  and  authority  of the  Board  of
          Directors, as President and Chief Executive Officer of the Corporation, Bujold will be responsible for the overall organization of the Corporation, the recruiting of the management team of the Corporation, the preparation and implementation of the business plan of the Corporation and the preparation and implementation of the marketing strategy of the Corporation.

     3.2 Subject to the articles, by-laws and authority of the Board of Directors, Bujold shall be responsible for the overall management of the operations and business of the Corporation.

4.   AUTHORITY

     4.1 Subject to the articles, by-laws and authority of the Board of Directors, Bujold shall bear the title of President and Chief Executive Officer of the Corporation and shall have full power and authority to manage and direct the operations of the Corporation including without limitation power and authority to enter into merger and acquisitions, contracts, engagements or commitments relating to the operations of the Corporation in the name and on behalf of the Corporation.

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     4.2  Subject  to the  articles,  by-laws  and  authority  of the  Board  of
          Directors, Bujold shall have the authority to hire, discipline and dismiss employees of the Corporation.

5.   TERM OF AGREEMENT

     5.1 The term of this Agreement shall commence on the date of its execution and shall continue until termination in accordance with the provisions hereof (the "Term").

6.   SALARY AND BONUS

     6.1 Base Salary. Bujold shall be paid a salary of Two Hundred Thousand Dollars ($200,000) ) ("Base Salary") per annum payable in monthly installments or in such other manner as may from time to time be mutually agreed to by the Corporation and Bujold.

     6.2 At the sole discretion of the Corporation, Bujold may receive, in addition to his Base Salary, a bonus payment varying between fifty percent (50%) and one hundred percent (100%) of his Base Salary per year during the Term.

7.   STOCK OPTIONS

     7.1 The Corporation hereby undertakes to grant Bujold or any beneficiary specified by Bujold pursuant to and in accordance with the Corporation's current and future stock plans, options to purchase one million three hundred and fifty thousand (1,350,000) common shares in the capital of Planet 411.com Inc. (U.S.A.) at a granted price of two dollars ($2.00) a share at the following option issue date.

     ------------------------------------------------------------------------
     Date of Vesting              Option to Acquire            Expiry Date
     ------------------------------------------------------------------------
     March 1, 2001                       25%                  March 2, 2005
     ------------------------------------------------------------------------
     September 1, 2001                   25%                  March 2, 2005
     ------------------------------------------------------------------------
     March 1, 2002                       50%                  March 2, 2005
     ------------------------------------------------------------------------

     7.2  In addition to the Options mentioned above:

          (i) The Corporation hereby undertakes, through its Board of Directors or any appropriate committee thereof, to grant to Bujold, pursuant to and in accordance with the Corporation's current or future Stock Option Plan, such number of options to purchase common shares in the capital of the Corporation at an exercise price as determined by the said Stock Option Plan for such shares at the option issue date as is customarily granted to its officers.

          (ii) The Corporation hereby undertakes to cause each publicly traded member of the Corporate Group, to grant to Bujold, pursuant to and in accordance with their respective current or future Stock Option Plans,

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               options to purchase common shares in their capital at an exercise price as determined by the said Stock Option Plan for such shares at the option issue date as is customarily granted to the officers of such other members of the Group.

8.   INSURANCE

     8.1 During the Term, the Corporation shall, subject to the insurability of Bujold, subscribe to and pay for a life insurance policy providing life insurance coverage of one million dollars ($1,000,000.00) with named beneficiary being that designated by Bujold, at its sole discretion.

     8.2 During the Term, and for a period of three (3) years thereafter, the Corporation shall subscribe to and pay for a comprehensive directors and officers civil liability insurance policy providing full coverage to the extent of three million dollars ($3,000,000.00).

     8.3 During the Term, and for a period of three (3) years thereafter, the Corporation shall indemnify Bujold for any civil liability arising from or attributable to any act or omission by Bujold while performing his duties under the present Agreement.

9.   OTHER BENEFITS

     9.1 Bujold shall be entitled to participate in all benefit plans which for one health or luncheon club, said club to be selected by Bujold, at its sole discretion. In all cases, however, the Corporation shall not pay more than five thousand dollars ($5,000.00) in annual dues payments pursuant to this Article.

     9.2 The Corporation shall pay all professional membership dues incurred by Bujold as a result of his membership in any professional associations.

10.  RETIREMENT PLAN

     10.1 The Corporation shall contribute fifty percent (50%) of all sums determined to be admissible therefor by the appropriate taxing authorities, at Bujold's discretion, to a registered retirement plan for the benefit of Bujold.

11.  VACATION

     11.1 Bujold shall be entitled to annual paid vacations of up to four (4) weeks. Vacations may be taken in the year of entitlement thereto or thereafter and must be taken at a reasonable time mutually agreed on between the parties. They may be accumulated from year to year.

12.  EXPENSES

     12.1 Bujold shall be entitled to reimbursement by the Corporation for all expenses reasonably incurred by Bujold in the course of his employment with the

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          Corporation,  upon  presentation  by him,  from time to time,  of such vouchers and other receipts as the Corporation may require in accordance with its standard procedures.

13.  TERMINATION

     The  Corporation  may  terminate  Bujold's  employment  under  the  present
     Agreement:

     13.1 For Cause in which event Bujold will not be entitled to any payment;

     13.2 For any other reason in which event Bujold shall be entitled to his Base Salary mentioned in Section 6 for three (3) years following the date of termination of employment.

     13.3 In the event this Agreement is terminated by reason of the death of Bujold, Bujold's estate shall be entitled to receive the Base Salary for the current year pro rated to the number of complete months expired immediately after such death and the Corporation shall also pay Bujold a special payment equivalent to six (6) months of service.

     13.4 Should the Corporation terminate Bujold's employment hereunder other than "for Cause" within two (2) years following a Change in Control of the Corporation, or Bujold terminates his employment for Good Reason, Bujold shall receive at his choice in addition to any other payment mentioned hereinabove three (3) years of his Base Salary. Payment under this Section 13.4 is not to be combined with any other payments provided for in the present Article 13.

14.  CONFIDENTIALITY

     14.1 Confidential Information is related namely to the field of e-commerce solutions to businesses and shall mean all information (including a trade secret) written or oral, furnished between and among the Corporation and Bujold (whether such information is prepared by or obtained from the parties, their clients, partners, advisors or otherwise) that is disclosed for the furtherance of Bujold's services and duties. Confidential Information shall include, without limitation, Research and Development issues involving application, business, financial and marketing sales matter, computer/software developments, operational system technique and methodology and the like;

     14.2 The term Confidential Information shall not include any information which:

          1) at the time of disclosure is or become public domain without the fault on the part of Bujold;

          2) is previously known by Bujold without an obligation to keep it confidential;

          3)   is  expressly   released  in  writing  from  the   obligation  of
               confidentiality imposed by this Agreement;

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          4)   is  required to be  disclosed  pursuant  to any  applicable  law, regulation, judicial or administrative order or decree, or request by a regulatory organization having authority pursuant to the law; provided however that the Corporation shall have given notice and make reasonable efforts to obtain a protective order requiring that Confidential Information not be disclosed.

     14.3 The term Person as used in this Agreement shall be interpreted broadly to include, without limitation, the media, any corporation, company, group, partnership, joint venture, trust, estate, organization association, syndicate or individual.

     14.4 Bujold agrees that he shall not at any time during or following the end of the Term directly or indirectly, divulge or disclose for any purpose whatsoever, any of such Confidential Information which has been obtained by or disclosed to Bujold as a result of his discussions with the Corporation, except that Bujold may disclose the information or portion thereof to those of the Corporation's employees who need to know such Confidential Information for the purpose of performing duties within the normal scope of their employment (it being understood that those Corporation's employees will be informed of the confidential nature of the information and will agree to be bound by this Agreement and not to disclose the information to any other Person).

     14.5 Bujold agrees he shall not use Confidential Information to compete with the Corporation in any manner;

     14.6 Bujold agrees that any and all Confidential Information furnished by the Corporation will not be reproduced or disclosed to any Person without the express prior written approval of the Corporation;

     14.7 All Confidential Information is and shall remain the property of the Corporation. Neither this Agreement nor any disclosure hereunder shall be deemed, by implication or otherwise to vest in Bujold any license or other ownership rights to or under any inventions, patents, know-how, trade secrets, trademarks, all copyrights owned or controlled by the Corporation;

     14.8 In the event of a breach or threatened breach by Bujold of any obligations pursuant to the present Agreement, the Corporation shall be entitled to any remedy including injunction relief, damage or any other right available to it, to prevent or to restrain any such breach by Bujold.

15.  SPECIAL EXPENSES

     15.1 In addition to the reimbursement of the expenses mentioned in Section 12.1, the Corporation will reimburse Bujold upon presentation of reasonable documentation therewith all cost and expenses incurred by Bujold in connection with the preparation, execution and delivery of this Agreement including without limitation the reasonable fees of counsel with respect thereto.

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16.  SERGE BUJOLD AND ASSOCIATES INC.

     16.1 The Corporation  agrees and consents that Bujold has a period of three
          (3) months following the execution of this Agreement to withdraw from the operations and business of Serge Bujold and Associates Inc.

17.  ASSIGNMENT OF RIGHTS

     17.1 The Agreement and all of the Corporation's rights and obligations hereunder may be assigned, delegated or transferred by the Corporation (whether by operation of law or otherwise) to any of its affiliates or subsidiaries or to any business entity which at any time by amalgamation, consolidation, sale or otherwise acquires all or substantially all of its assets, it being understood, however, that no such assignment, delegation or transfer should substantially alter the nature or status of Bujold's responsibilities. Upon such assignment, delegation or transfer, any such affiliate, subsidiary or business entity shall be deemed to be substituted for all purposes as the Corporation hereunder.

     17.2 The Corporation will require any successor (whether direct or indirect, by amalgamation, consolidation, sale or otherwise) to all or substantially all of its business and assets to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Corporation would be required to perform it if no such succession had taken place.

     17.3 This Agreement shall be binding upon and inure to the benefit of, the parties hereto, any successors to or assigns of the Corporation and Bujold's heirs and the personal representatives of the Bujold's estate. If Bujold should die while any amount would still be payable to Bujold hereunder if Bujold had continued to live, all such
          payments,   unless  otherwise  provided  herein,   shall  be  paid  in
          accordance with the terms of this Agreement to Bujold's devisee, legatee, or other designee, or, if there is no such designee, to Bujold's estate.

18.  NOTICES

     18.1 Any notice hereunder by any party to the other parties shall be given in writing by personal delivery or certified mail, returned receipt requested, postage prepaid, addressed as follows:

          If to Bujold:             Serge Bujold
                                    5510 Bertrand Street
                                    Brossard, Quebec
                                    J4Z 3E1

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          If to the Corporation:    9066-4871 Quebec Inc.
                                    440 Rene-Levesque Boulevard West
                                    Suite 400
                                    Montreal, Quebec
                                    J2Z 1V7

          or to such other address as such party may have furnished to the other party in writing in accordance herewith. A notice shall be deemed given if by personal delivery, on the date of such delivery, or, if by certified mail on the date shown on the applicable return receipt.

19.  COUNTERPARTS

     19.1 This Agreement may be executed by the parties hereto in counterpart, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

20.  CONFIDENTIALITY OF THE AGREEMENT

     20.1 The parties hereto agree that the terms and conditions of the present Agreement and the content of discussions that led to its execution shall remain confidential.

21.  NON-WAIVER

     21.1 No failure of the Corporation or Bujold to exercise, nor any delay in exercising, any right hereunder shall operate as a waiver of that or any other right or remedy of the Corporation, nor shall any partial exercise preclude any further or other exercise.

22.  LANGUAGE

     22.1 The parties hereto acknowledge that they have requested and are satisfied that this Agreement and all related documents be drawn up in the English language. Les parties aux presentes reconnaissent avoir requis que la presente entente et les documents qui y sont relatifs soient rediges en anglais.

WHEREOF the parties have signed and duly executed this Agreement in Montreal, as of the 27th day of March 2000.


                                                  9066-4871 QUEBEC INC.


                                                  /s/ Joseph Farag
                                                  -----------------------
                                                  Per:  Joseph Farag

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                                                  SERGE BUJOLD


                                                  /s/ Serge Bujold
                                                  -----------------------
                                                  Per:  Serge Bujold

23.  INTERVENTION

Planet 411.com Inc. represented herein by Joseph Farag duly authorized for these purposes as he so declares intervenes to the present Agreement and assumes and guaranties the execution of any and all of the obligations of the Corporation.


Per:  /s/ Joseph Farag
      -----------------------
      Planet 411.com Inc.

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                                   APPENDIX A


A)   Cause

     "Cause" shall mean , without being limited to, the occurrence of any one of the following acts or events:

     1) Habitual insobriety, being intoxicated while performing duties or any drug use by Bujold;

     2)   Theft, fraud or embezzlement or any other material act of dishonesty;

     3)   Gross   negligence  or  gross   misconduct   by  Bujold   against  the
          Corporation.

B)   Change in Control

     "Change in Control" shall be interpreted broadly and shall mean without being limited to, the following:

     1) a significant change in the composition of the Board of Directors of the Corporation without Bujold's consent;

     2) the sale, lease or other transfer of substantially all of the assets of the Corporation;

     3) the approval by the shareholders or directors of the Corporation of a merger of the Corporation with another business organization against the will of the Officer;

     4) the approval by the shareholders or directors of the Corporation of a liquidation or dissolution, whether voluntary or forced, of the Corporation; or

     5) the de-listing of the shares of one of the members of the Corporate Group from a recognized stock exchange.

C)   Corporate Group

     "Corporate Group" shall mean the Corporation and its subsidiaries and affiliates.

D)   Good Reason

     "Good Reason" shall mean, without Bujold's express consent, written or otherwise, any of the following:

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     (a)  Assignment  to Bujold of any  duties  inconsistent  with his status as
          President and Chief Executive Officer of the Corporation, or a substantial alteration in the nature of Bujold's responsibilities;

     (b) Unilateral modification by the Corporation of Bujold's work conditions in a substantial manner;

     (c) Relocation and/or transfer of Bujold outside a radius of 25 miles of the Montreal Urban Community without Bujold's consent.